UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

April 3, 2023

Date of Report (Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Fifth Avenue, Suite M289, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Capital Market

1.01	Entry into a Material Definitive Agreement.

On April 4, 2023, Cinedigm Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Christopher J. McGurk, the Chief Executive Officer of the Company and Chair of the Company’s Board of Directors (the “Purchaser”), pursuant to which the Company agreed to issue and sell one share of the Company’s newly designated Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”), to the Purchaser for a purchase price of $10,000. The closing of the sale and purchase of the share of Series B Preferred was consummated on April 4, 2023.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series B Preferred Stock as set forth in the Series B Certificate of Designations (as defined in Item 5.03 below).

Additional information regarding the voting requirements, rights, preferences, privileges and restrictions applicable to the Series B Preferred is set forth under Item 5.03 of this report.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this report is incorporated under this Item by reference. The sale of the share of Series B Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 of this report is incorporated under this Item by reference. Prior to the issuance of the Series B Preferred, stockholder approval of any Reverse Stock Split Proposal (as defined in the Series B Certificate of Designation) required the affirmative approval of a majority of the outstanding shares of Common Stock. Following the issuance of the Series B Preferred, stockholder approval of a Reverse Stock Split proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series B Preferred, voting together as a single class. In the event of any Reverse Stock Split Proposal, the Purchaser will cast the votes represented by the share of Series B Preferred in a manner that mirrors the votes cast by holders of Common Stock on such proposal. Prior to the issuance of the share of Series B Preferred, abstentions and any other non-votes would have had the same effect as a vote against a Reverse Stock Split Proposal. Following the issuance of the share of Series B Preferred, abstentions and any other non-votes on a Reverse Stock Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series B Preferred has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have virtually no effect on the outcome of a Reverse Stock Split Proposal.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2023, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation designates one share of the Company’s Preferred Stock as Series B Preferred, and establishes and designates the preferences, rights and limitations thereof. Pursuant to the Series B Certificate of Designation:

Convertibility. The share of Series B Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series B Preferred shall be entitled to receive dividends on a pari passu basis with the outstanding shares of Common Stock.

Voting. The share of Series B Preferred will have 1,800,000,000 votes, but has the right to vote only on any Reverse Stock Split Proposal, and, only if the votes represented by the Series B Preferred are cast for and against the Reverse Stock Split Proposal in the same proportion as the votes cast for and against such Reverse Stock Split Proposal by shares of Common Stock who actually vote on such proposal (with any shares of Common Stock that are not voted, whether due to failure to vote, abstentions, broker non-votes are otherwise, not counted as votes cast by holders of Common Stock on such proposal). The share of Series B Preferred Stock shall have no voting rights with respect to a Reverse Stock Split Proposal unless the holders of one-third of the total number of issued and outstanding shares of Common Stock are present, in person or represented by proxy, at the meeting of the stockholders of the Company at which the Reverse Stock Split Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series B Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series B Preferred has no right to vote on any other matter, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series B Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $10,000.

Transfer Restrictions. The Series B Preferred may not be transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Company’s Board of Directors.

Redemption. The outstanding share of Series B Preferred will be redeemed for a redemption price of $10,000, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Company’s Board of Directors in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of a Reverse Stock Split Proposal. Upon such redemption, the share of Series B Preferred shall be automatically retired and restored to the status of an authorized but unissued share of the Company’s Preferred Stock.

The foregoing is only a summary of the terms of the Series B Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.

10.1	Purchase Agreement, dated April 4, 2023, by and between Cinedigm Corp. and the purchaser named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 7, 2023	By:	/s/ Gary S. Loffredo
	Name:	Gary S. Loffredo
	Title:	President, Chief Operating Officer, General Counsel & Secretary